Exhibit 99.1

China Education Alliance Announces Fourth Quarter and

Year End 2011 Financial Results

HARBIN, China, April 17, 2012/PR NEWSWIRE-Asia/China Education Alliance, Inc. ("China Education Alliance" or the "Company") (OTCQX: CEAI), a China-based education resource and services company, today announced its fourth quarter and fiscal 2011 results. The Company will host a conference call on Wednesday, April 18, 2012, at 8 a.m. EDT or 8 p.m. Beijing time.

Financial Highlights for the Fourth Quarter ended December 31, 2011

•	Total revenues decreased by 31.8% to $8.5 million.
•	Gross profit decreased 44.3% to $5.7 million.
•	Operating income decreased 97.1%.
•	Net income decreased 58.8% to $0.8 million.
•	EPS was $0.08 per fully diluted share.

Financial Highlights for Fiscal 2011

•	Total revenue was $34.8 million compared to $46.3 million in 2010.
•	Gross profit was $24.1 million compared to $38.1 million in 2010.
•	Operating income was $4.5 million compared to $16.6 million in 2010.
•	Net income was $6.0 million compared to $15.2 million in 2010.
•	EPS was $0.58 per fully diluted share compared to $1.43 in 2010.

“2011 was a tough year for us as a direct result of the unsubstantiated allegations that surfaced towards the end of 2010 and were subsequently circulated on the internet significantly impacting our business” said Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance. “In response to this challenging situation, we pursued a two pronged approach. We engaged a renowned law firm to respond to the lawsuits and groundless accusations, conducted an extensive marketing campaign during the first quarter of 2011 and acquired three schools during the second quarter. We also set up direct training centers in Beijing and hired renowned teachers in China while perfecting our business and educational models to push forward with our plan to build and expand into other provinces. We are hopeful that with time, we will demonstrate the falsehood of such allegations and that our business will improve. Going forward, we will continue to focus on our main business lines: examination preparation, vocational training and language training. We believe that focusing on these tests and skill sets will attract more students yearning to enhance their skills to increase their competitiveness in a challenging job market.”

Fiscal Year 2011 Review:

Revenue decreased by $11.5 million, or 25% to $34.8 million for the year of 2011 from $46.3 million in 2010. The decrease in revenue was primarily due to the unfavorable business environment created by unsubstantiated allegations towards the end of 2010 that the Company failed to disclose material adverse facts about its business, operations, and prospects. These allegations severely affected the Company’s business and reputation and employee and teacher morale resulting in unfavorable conditions during day to day operations.

Revenue from the on-line education division decreased by $8.8 million, or 31%, to $19.7 million in 2011 from $28.5 million in 2010. The decrease was a result of the loss of business cited above.

Revenue from the training center division decreased by $1.1 million, or 7%, to $15.0 million in 2011 from $16.0 million in 2010. The decrease was mainly attributable to decrease in revenue related to technology training classes as a result of the allegations.

Other revenue decreased by $1.6 million, or 94%, to $0.1 million in 2011 from $1.7 million in 2010. The decrease was mainly attributable to decrease in advertising income related to online education.

Overall cost of revenue increased by $2.5 million, or 31%, to $10.7 million in 2011 from $8.2 million in 2010.

Cost of revenue for the online education division increased by $2.1 million, or 44% in 2011 to 6.9 million compared with $4.8 million in 2010. This increase was mainly attributable to the purchase of new examination papers, tutorial materials, new servers and computers. Gross profit margin for the online education division decreased to 65% of revenue in 2011 from 83% of revenue in 2010 due to the decrease in revenue and increase in cost of revenue.

Cost of revenue for the training center division increased $0.5 million, or 17% to $3.8 million in 2011 from $3.2 million in 2010. The increase was primarily due to increases in rental and payroll expenses associated with the Company’s training center expansion throughout the year. Gross profit margin for the training center division decreased to 75% of revenue from 80% in 2010 as a result of the decrease in revenue and the increase in cost of revenue.

Cost of revenue for other revenue decreased by $0.1 million, or 96% to $5,678 in 2011 from $0.1 million in 2010 primarily because of the decrease in other revenue. Gross profit margin for other revenue was 95% of the revenue compared with 92% of revenue in 2010.

Gross profit for the year of 2011 was $24.1 million compared to $38.1 million in 2010.

Selling expenses decreased by $6.5 million, or 38%, to $10.7 million in 2011 from $17.3 million in 2010. Selling expenses were 31% of total sales in 2011 compared with 37% in 2010. The decrease in selling expenses was a result of the decrease in revenue and the decrease in outsourced marketing and advertising expenses.

Administrative expenses increased by $2.7 million, or 81% to $6.1 million in 2011 from $3.3 million in 2010. The increase was mainly due to the increase in the U.S. parent company expenses, including legal, insurance, audit, and various agency fees. Total administrative expenses were 18% of total revenue.

Interest income increased by $1.6 million, or 735%, to $1.9 million in 2011 from $0.2 million in 2010. The significant increase was primarily due to the interest received from the loan to NIT. At the end of 2011, the Company received $1.2 million in interest from NIT and accrued $0.4 million as interest receivable in the fourth quarter of 2011.

Provision for income tax decreased by $1.8 million, or 108.0%, from income tax of $1.6 million in 2010 to income tax of $0.2 million and deferred tax of $0.3 million for the fiscal year ended December 31, 2011.

Net income for the year of 2011 was $6.1 million compared to $15.3 million in 2010. Basic and diluted earnings per share were $0.58 in 2011 compared to $1.43 in 2010. The decrease in earnings per share was mainly due to the decrease in net income. The basic weighted average shares outstanding and diluted weighted average shares outstanding were 10,572,388 and 10,577,966 in 2011, and 10,642,997 and 10,677,775 in 2010, respectively.

Financial Position

At December 31, 2011, the Company had cash and cash equivalents of $73.6 million and working capital of $71.2 million. The Company generated net cash provided by operating activities of $16.1 million.

At December 31, 2011, the Company had no long-term debt.

2011 Business Highlights

•	On March 4, 2011, the Company entered into a management agreement with Nanchang Institute of Technology (“NIT”), a vocational training institution based in Nanchang, PRC. The Company will assist in managing the daily operations of NIT for ten years.

•	On March 14, 2011, the Company acquired a 60% controlling interest in Harbin Tianlang Culture and Education School for a purchase price of RMB 35 million (approximately $5.3 million). The school is a tutoring school with approximately 10,000 enrolled students.

•	On May 31, 2011, the Company acquired a 100% ownership in Changchun City Chaoyang District Nuoya Foreign Languages School and Harbin City Nangang District Nuoya Foreign Languages School. These two schools are involved in the instruction of foreign languages, and have a combined enrollment of approximately 1,000 students.

•	On September 26, 2011, the Company executed a one-for-three reverse stock split of its issued and outstanding common stock.

•	At the end of 2011, the Company successfully developed a new project called the “Zhong He Win-Win Program”, which is designed to satisfy the needs of Chinese entrepreneurs to improve their leadership, management and marketing skills, as well as bottom-line performance. This comprehensive business training initiative integrates research-based, proprietary content with processes that are specifically connected to the critical business issues that most private Chinese companies are facing.

Conference Call

China Education Alliance will host a conference call and live webcast at 8 a.m. Eastern Daylight Time (EDT) on April 18, 2012 (8 p.m. in Harbin/Beijing on the same day).

The dial-in details for the live conference call are as follows:

- Participant Dial In (Toll Free USA): 1.866.519.4004

- International Dial In: +65.6723.9381

- China Toll Free:  8008190121

- Hong Kong Toll Free: 800930346

- Conference Password: CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at: http://www.chinaeducationalliance.com/index.jsp

A telephone replay of the call will be available 1 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

- US Toll Free:  1.866.214.5335

- International Toll:  +61 2 8235 5000

  Passcode Number: 72575758

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.

Ms. Cloris Li

Chief Financial Officer

Email: cloris@edu-chn.com

Christensen

Ms. Jenny Wu

Telephone:  +852 2232 3907

Email: jwu@christensenir.com

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Operations
(Expressed in US Dollars)
For Years Ended December 31, 2010 and 2011

	Year Ended Dec 31
	2010	2011
Revenues
Online education revenues	28,495,602	19,702,983
Training center revenues	16,033,297	14,951,305
Other Revenues	1,738,090	103,243
Total revenue	46,266,989	34,757,531

Cost of Goods Sold
Online education costs	4,798,259	6,892,993
Training center costs	3,232,063	3,779,495
Other costs	147,656	5,678
Total cost of goods sold	8,177,979	10,678,166

Gross Profit
Online education gross profit	23,697,343	12,809,990
Training center gross profit	12,801,234	11,171,810
Other gross profit	1,590,434	97,565
Total gross profit	38,089,011	24,079,365

Operating Expenses
Selling expenses	17,250,787	10,749,531
Administrative	3,349,116	6,076,407
Depreciation and amortization	913,965	2,799,556
Total operating expenses	21,513,868	19,625,494

Income from operations	16,575,143	4,453,871

Other Income (Expense)
Other income	(69)	(281,158)
Interest income	223,803	1,867,527
Investment loss	-	(205,382)
Total other income	223,734	1,380,987

Net Income Before Provision for Income Tax	16,798,877	5,834,858
Provision for current income taxes	1,648,158	179,153

Net Income	15,150,719	5,967,491
Net loss attributable to the noncontrolling interests	(111,689)	(136,317)
Net Income - attributable to CEU and Subsidiaries	15,262,408	6,103,808

Basic Earnings Per Share	1.43	0.58
Diluted Earnings Per Share	1.43	0.58

Basic Weighted Average Shares Outstanding	10,642,997	10,572,388
Diluted Weighted Average Shares Outstanding	10,677,775	10,577,966

The Components of Other Comprehensive Income
Net income	15,262,408	6,103,808
Foreign currency translation adjustment	2,687,478	3,694,020

Comprehensive income	17,949,886	9,797,828

China Education Alliance, Inc. and Subsidiaries
Consolidated Balance Sheets
(Expressed in US Dollars)
As at December 31, 2010 and 2011

	December 31, 2010	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	71,105,415	73,597,159
Other receivables	432,030	652,526
Prepaid expenses	2,834,976	1,305,496
Total Current Assets	74,372,421	75,555,181

Non-current Assets
Note receivable	7,172,301	7,869,678
Property & equipment, net	9,946,729	14,203,136
Intangible and capitalized software, net	1,515,381	12,420,620
Long-term investment	559,269	-
Total Noncurrent Assets	19,193,680	34,810,171
Total Assets	93,566,101	110,365,352

Liabilities and stockholders' equity
Current Liabilities
Accounts payable and accrued expenses	337,130	1,430,499
Deferred revenue2	1,072,373	2,277,620
Income tax and other taxes payable	348,972	532,254
Due to a stockholder	-	131,650
Total Current Liabilities	1,758,475	4,372,023

Stockholders' Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,503 and 10,420,637 issued at December 31, 2011 and December 31, 2010, respectively; and 137,512 shares held in treasury)	10,421	10,583
Additional paid in capital	39,726,465	40,936,106
Statutory reserve	3,731,672	3,792,161
Retained earnings	44,591,566	50,249,040
Accumulated other comprehensive income	5,573,565	9,267,585
Less: Treasury stock	(977,072)	(977,072)
Stockholders' equity - China Education Alliance, Inc. and Subsidiaries	92,656,617	103,278,403
Noncontrolling interests in subsidiaries	(848,991)	2,714,926
Total Stockholders' Equity	91,807,626	105,993,329
Total Liabilities and Stockholders' Equity	93,566,101	110,365,352

China Education Alliance, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010 and 2011

Expressed in US dollars	31-Dec-10	31-Dec-11
Cash flows from operating activities:
Net income	$15,150,719	$5,967,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	913,965	2,799,556
Depreciation and amortization - cost of revenues	778,182	1,873,663
Loss on disposal of fixed assets	-	573,403
Bad debt written off on other receivables	-	184,500
Stock based compensation	180,909	1,209,803
Investment loss/ (gain)	(217,583)	205,382
Net change in assets and liabilities
Accounts receivable	1,274,727	-
Prepaid expenses and other receivables	(142,666)	1,234,634
Deferred tax assets	-	(311,786)
Accounts payable and accrued liabilities	(633,371)	1,067,334
Income tax and other taxes payable	-	183,282
Deferred revenue	63,489	1,141,679
Net cash provided by operating activities	17,368,371	16,128,941

Cash flows from investing activities
Purchases of property and equipment and intangible assets	(6,713,494)	(9,356,220)
Proceeds from disposal of fixed assets	-	1,851,987
Cash used for additional registered capital of subsidiary	-	(212,599)
Deposit on fixed asset acquisition	(217,583)	-
Cash used for acquisitions	(1,555,240)	(8,447,427)
Net cash used in investing activities	(8,486,317)	(16,164,259)

Cash flows from investing activities:
Due to stockholder	-	131,650
Warrants exercised	298,749	-
Purchase of treasury stock	(977,072)	-
Loan to others-NIT	(432,030)	-
Options exercised	59,921	-
Dividend distribution	-	(247,893)
Net cash provided by financing activities	(1,050,432)	(116,243)

Effect of exchange rate changes on cash	(1,761,539)	2,643,305
Net increase in cash	6,070,083	2,491,744
Cash and cash equivalents, beginning of year	65,035,332	71,105,415
Cash and cash equivalents, at end of year	$71,105,415	$73,597,159

SUPPLEMENTAL DISCLOSURES:
Income taxes	$1,863,149	$122,945

Non-cash investing and financing activities		-
Conversion of preferred stock to common	1,867,644	-
Cancellation of WEI acquisition	932,000	-